Exhibit 3.2

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED BYLAWS

OF

INTCOMEX, INC.

Adopted by the Board of Directors on April 17, 2011

Section 2 of Article IV of the Bylaws of Intcomex, Inc. is amended and restated in its entirety as follows:

“Section 2. Form. Certificates representing shares in the Corporation shall be signed by the Chairman or Vice Chairman of the Board of Directors, the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.”

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